UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 17, 2008

Date of Report (Date of earliest event reported)

IVI COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-32797	33-0965560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 H Street, Suite H, Eureka, CA 95501
 (Address of principal executive offices) (Zip Code)

(707) 444-6617
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 5.01  Changes in Control of Registrant

On June 17, 2008, Titan Global Holdings (the “Purchaser”) entered into separate stock purchase agreements with Mr. Charles J. Roodenburg Chief Executive Officer, President and Chairman of the Board of Directors of IVI Communications, Inc. (the “Company”)(the “Roodenburg Agreement”), Mr. Nyhl Henson (the “Henson Agreement”) and Mr. Robin Tjon (the “Tjon Agreement”).  The Roodenburg Agreement, Henson Agreement and Tjon Agreement shall be referred to collectively as the “Agreements.”  Pursuant to the Agreements, the Purchaser acquired 4,000,000 shares of series A preferred stock of the Company, $.001 par value per share (the “Series A Shares”), and 1,000,000 shares of series B preferred stock of the Company, $.001 par value per share (the “Series B Shares” and together with the Series A Shares, the “Preferred Shares”) for a total purchase price of Thirty Dollars ($30.00).   As a result of these transactions, Purchaser owns 100% of the Series A Shares issued and outstanding and 100% of the Series B Shares issued and outstanding.   Furthermore as a result of these transactions and the voting preferences underlying the acquired Preferred Shares, as detailed below, the Purchaser owns 40,000,00 issued and outstanding voting shares underlying the Series A Shares and 51% of the vote required to approve any action of the Company under the Series B Shares, and may be deemed in control of the Company.

The Roodenburg Agreement

Under the Roodenburg Agreement, Purchaser acquired 900,000 Series A Shares and 1,000,000 Series B Shares for the purchase price of Ten Dollars ($10.00) paid to Mr. Roodenburg. Pursuant to the Roodenburg Agreement, Mr. Roodenburg, has appointed David Marks and Bryan Chance as members of the Company’s Board of Directors and appointed Kurt Jensen as President and Secretary of the Company.  Mr. Roodenburg has also resigned as an officer and as a director of the Company.  Additionally, Mr. Roodenburg has forgiven, released and forever discharged any debt, monies owed or other obligation owed to him by the Company or any of its subsidiaries or affiliates.

The Henson Agreement

Under the Henson Agreement, Purchaser acquired 2,400,000 Series A Shares for the purchase price of Ten Dollars ($10.00) paid to Mr. Henson. Mr. Henson has also forgiven, released and forever discharged any debt, monies owed or other obligation owed to him by the Company or any of its subsidiaries or affiliates.

The Tjon Agreement

Under the Tjon Agreement, Purchaser acquired 700,000 Series A Shares for the purchase price of Ten Dollars ($10.00) paid to Mr. Tjon. Mr. Tjon has also forgiven, released and forever discharged any debt, monies owed or other obligation owed to him by the Company or any of its subsidiaries or affiliates.

Series A Preferred Stock

The Series A Shares have a stated value of $0.05 and a liquidation preference over the Company's common stock and any other class or series of capital stock whose terms expressly provide that the holders of Series A Shares should receive preferential payment. Holders of Series A Shares are entitled to vote on all matters submitted to shareholders of the Company and are entitled to ten votes for each Series A Share owned. Holders of Series A Shares vote together with the holders of common stock on all matters and do not vote as a separate class. Beginning one year from the date of issuance of the Series A Shares, each Series A Share is convertible, at the option of the holder, into ten shares of the Company's common stock. However, holders cannot convert Series A Shares if the Company reports annual revenue of less than ten million (10,000,000) dollars. Notwithstanding the limitation on any conversions of the Series A Shares when the Company's annual revenue is less than ten million (10,000,000) dollars, if prior to one year from the date of issuance, there is a sale or other disposition of all or substantially all of the Company's assets, a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or upon a consolidation, merger or other business combination where the Company is not the survivor, then immediately prior to such event each holder of Series A Shares may convert any or all of such holder's Series A Shares into common stock as described above. The Certificate of Designation also provides that the holders of Series A Shares shall be entitled to any distribution by the Company of its assets, which would have been payable to the holders of the Series A Shares with respect to the shares of common stock issuable upon conversion had such holders been the holders of such shares of common stock on the record date for the determination of shareholders entitled to such distribution.

Series B Preferred Stock

The Series B Shares have a deemed purchase price of one cent ($0.01) per share and a liquidation preference over the Company's common stock and any other class or series of capital stock whose terms expressly provide that the holders of Series B Shares should receive preferential payment.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of Series B Shares shall be entitled to receive, immediately after any distributions to senior securities required by the Company's Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to junior securities but in parity with any distribution to parity securities, an amount per share equal to $.10 per share. If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the senior securities, the assets and funds available to be distributed among the holders of the Series B Shares and parity securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series B Shares and the parity securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series B Shares and the parity securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

The record holders of the Series B Shares shall have the right to vote on any matter with holders of common stock voting together as one (1) class. The record holders of the 1,000,000 Series B Shares shall have that number of votes (identical in every other respect to the voting rights of the holders of common stock entitled to vote at any regular or special meeting of the shareholders) equal to that number of common shares which is not less than 51% of the vote required to approve any action, which Nevada law provides may or must be approved by vote or consent of the holder of common shares or the holders of other securities entitled to vote, if any.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 17, 2008, Charles Roodenburg, in accordance with the Roodenburg Agreement, resigned as an officer and a director the Company, effective immediately.  Mr. Roodenburg had served as the President and Chief Executive Officer of the Company as well as Chairman of the Board of Directors.

On June 17, 2008, the Company appointed Kurt Jensen to serve as the President and Secretary of the Company and David Marks and Bryan Chance to serve as directors of the Company.

Kurt Jensen
Mr. Jensen currently serves as the Chief Executive Officer, Communications Division and as a director of Titan Global Holdings, Inc.  On April 10, 2006, Mr. Jensen was appointed to serve as Chief Executive Officer of Oblio Telecom, Inc.  As an early entrepreneur of the Internet boom, Mr. Jensen started and operated an Internet Service Provider, selling to and growing the successor through organic and acquisition into the second largest ISP in the upper Midwest.  Prior to joining Oblio Telecom, Mr. Jensen acted as an independent consultant to Crivello Group, LLC and played a critical role in the acquisition of Oblio Telecom by Titan Global Holdings.  Mr. Jensen holds a Bachelor of Arts degree from the University of Northern Iowa.

David M. Marks
Mr. Marks has been Chairman of Titan Global Holdings, Inc., a publicly traded diversified holding company, since May 2005.  He was also Titan’s Chairman from September 15, 2002 to May 13, 2003 and from May 2003 until May 2005, Mr. Marks remained as one of its Directors. Mr. Marks has been a member of the Board of Directors of Tech Laboratories, Inc. since February 22, 2007. Mr. Marks has been a director of Etotalsource, Inc. since March 2007.  He has been a director of IVI Communications, Inc. since June 2008.  In addition, from November 2004 until November 2006, Mr. Marks served as the Chairman of the Board of Directors of Osiris Corporation, a manufacturer and distributor of skid steer loaders and pneumatic and hydraulic components and systems. Mr. Marks has served as Trustee of Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 since 1994. Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 currently have an ownership or investment interest in commercial properties, private residences, natural resources, telecommunications, and technology companies, and other business and investment ventures. Mr. Marks has the responsibility in overseeing all investments by Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 with responsibilities beginning at acquisition and continuing through ownership. Mr. Marks generally acts in the capacity of officer or director for all of the operating companies that are vehicles for investments by the Trusts and is involved in strategic planning, and major decision-making. Mr. Marks is also a managing member of Farwell Equity Partners. Mr. Marks holds a BS in Economics from the University of Wisconsin.

Bryan Chance
Since August 18, 2006, Mr. Chance was appointed to serve as President and Chief Executive Officer of Titan Global Holdings, Inc.  From January 24, 2006 to August 18, 2006,  Mr. Chance has served as the Chief Financial Officer of Titan Global Holdings, Inc. Prior to joining Titan Global Holdings, Inc, Mr. Chance was the Chairman and Chief Executive Officer of Sigma Global Corporation and its predecessor company Sigma RX since its inception in 2002. Prior to founding Sigma RX, Mr. Chance served from 2000 to 2002 as Chief Financial Officer for Aslung Pharmaceutical, a privately held generic pharmaceutical manufacturing company specializing in inhalation medications for the respiratory marketplace. Mr. Chance has also held financial and mergers and acquisition leadership positions in companies such as Caresouth, Nursefinders, Home Health Corporation of America, the Baylor Healthcare System, Columbia/HCA and Price Waterhouse, LLP. Mr. Chance received his Bachelor’s degree from the University of Tennessee in 1992.

Item 9.01  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.
(c)  Shell company transactions.

Not applicable.

(d)  Exhibits

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement entered into by and between Titan Global Holdings, Inc. and Charles Roodenburg. (Filed herewith).

10.2	Form of Stock Purchase Agreement entered into by and between Titan Global Holdings, Inc. and Nyhl Henson. (Filed herewith).

10.3	Form of Stock Purchase Agreement entered into by and between Titan Global Holdings, Inc. and Robin Tjon. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVI COMMUNICATIONS, INC.

Date: June 23, 2008	By:	/s/ Kurt Jensen
Chief Executive Officer

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